UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF
THE SECURITIES EXCHANGE ACT OF 1934

HUNTINGTON BANCSHARES INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

Commission file number: 1-34073
Maryland		31-0724920
(State of incorporation or organization)		(IRS Employer Identification No.)

Huntington Center 41 South High Street Columbus, Ohio (Address of Principal Executive Offices)	43287 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Depositary Shares Each Representing a 1/1,000th Interest in a Share of 5.50% Non-Cumulative Perpetual Preferred Stock, Series L, Par Value $0.01 Per Share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-291486

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

As previously announced, on February 1, 2026, pursuant to and subject to the terms and conditions of an Agreement and Plan of Merger by and among Huntington Bancshares Incorporated, a Maryland corporation (the “Company”), The Huntington National Bank, a national bank and a wholly owned subsidiary of Huntington (“Huntington National Bank”) and Cadence Bank, a Mississippi-chartered bank (“Cadence”), dated as of October 26, 2025 (the “Merger Agreement”), Cadence will merge with and into Huntington National Bank, with Huntington National Bank continuing as the surviving bank (the “Merger”).

This Registration Statement on Form 8-A is being filed by the Company with the Securities and Exchange Commission (the “SEC”) in connection with the registration under Section 12(b) of the Securities Exchange Act of 1934, as amended, of depositary shares (the “Depositary Shares”) of the Company, each representing a 1/1,000th interest in a share of the Company’s 5.50% Non-Cumulative Perpetual Preferred Stock Series L, par value $0.01 per share (“Series L Preferred Stock”), with a liquidation preference of $25,000 per share (equivalent to $25 per Depositary Share), which Series L Preferred Stock was issued pursuant to the Merger Agreement in connection with the Merger.

The description set forth under the caption “Description of New Huntington Preferred Stock” in the Registration Statement on Form S-4 (File No. 333-291486) of the Company filed with the SEC on November 13, 2025, as amended by Amendment No. 1, filed on December 1, 2025, is incorporated herein by reference.

Item 2.	Exhibits.
Number	Description
3.1	Articles Supplementary of Huntington Bancshares Incorporated (incorporated by reference to Exhibit 3.1 to Huntington Bancshares Incorporated’s Form 8-K filed with the SEC on January 22, 2019).
3.2	Articles of Restatement of Huntington Bancshares Incorporated (incorporated by reference to Exhibit 3.2 to Huntington Bancshares Incorporated’s Form 8-K filed with the SEC on January 22, 2019).
3.3	Articles Supplementary of Huntington Bancshares Incorporated (incorporated by reference to Exhibit 3.1 to Huntington Bancshares Incorporated’s Form 8-K filed with the SEC on February 9, 2021).
3.4	Articles Supplementary of Huntington Bancshares Incorporated (incorporated by reference to Exhibit 3.1 to Huntington Bancshares Incorporated’s Form 8-K filed with the SEC on August 10, 2020).
3.5	Articles Supplementary of Huntington Bancshares Incorporated (incorporated by reference to Exhibit 3.1 to Huntington Bancshares Incorporated’s Form 8-K filed with the SEC on June 3, 2020).
3.6	Articles Supplementary of Huntington Bancshares Incorporated (incorporated by reference to Exhibit 3.1 to Huntington Bancshares Incorporated’s Form 8-K filed with the SEC on June 9, 2021).
3.7
Articles of Amendment of Huntington Bancshares Incorporated to Articles of Restatement of Huntington Bancshares Incorporated (incorporated by reference to Exhibit 3.2 to Huntington Bancshares Incorporated’s Form 8-K filed on June 9, 2021).

3.8	Articles Supplementary of Huntington Bancshares Incorporated, as of March 3, 2023 (incorporated by reference to Exhibit 3.1 to Huntington Bancshares Incorporated’s Form 8-K filed on March 6, 2023).
3.9	Articles Supplementary of Huntington Bancshares Incorporated (incorporated by reference to Exhibit 3.1 to Huntington Bancshares Incorporated’s Form 8-K filed with the SEC on September 11, 2025).
3.10	Amended and Restated Bylaws of Huntington Bancshares Incorporated (incorporated by reference to Exhibit 3.2 to Huntington Bancshares Incorporated’s Form 8-K filed with the SEC on July 21, 2023).

3.11
Amended and Restated Bylaws of Huntington Bancshares Incorporated, as of July 17, 2024 (incorporated by reference to Exhibit 3.1 to Huntington Bancshares Incorporated’s Form 8-K filed on July 19, 2024).

4.1
Instruments defining the Rights of Security Holders – reference is made to Articles Fifth, Eighth, and Tenth of Articles of Restatement (included as Exhibit 3.2).   Instruments defining the rights of holders of long-term debt will be furnished to the SEC upon request.

4.2	Articles Supplementary of Huntington Bancshares Incorporated, effective as of February 1, 2026.
4.3
Form of Articles Supplementary of Huntington Bancshares Incorporated (incorporated by reference to Exhibit A to Exhibit 2.1 to Huntington Bancshares Incorporated’s Form 8-K filed with the SEC on October 30, 2025).

4.4
Form of Articles Supplementary of Huntington Bancshares Incorporated (incorporated by reference to Exhibit C to Exhibit 2.1 to Huntington Bancshares Incorporated’s Form 8-K filed with the SEC on December 17, 2020).

4.5	Description of Securities of Huntington Bancshares Incorporated (incorporated by reference to Exhibit 4.2 to Huntington Bancshares Incorporated’s Form 10-K filed with the SEC on February 14, 2025).
4.6	Deposit Agreement, dated as of January 30, 2026, among Huntington Bancshares Incorporated, Computershare Inc. and Computershare Trust Company, N.A., jointly, as Depositary.
4.7	Form of Receipt (included as Exhibit A to Exhibit 4.6)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: January 30, 2026	HUNTINGTON BANCSHARES INCORPORATED

	By:	/s/ Marcy C. Hingst
	Name:	Marcy C. Hingst
	Title:	General Counsel and Corporate Secretary